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                                  EXHIBIT 23.2

                       Consent of Independent Accountants

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 8, 2001, incorporated by reference in J2 Communications' Form 10-K for the year ended July 31, 2001, and to all references to our firm included in this registration statement.


STONEFIELD JOSEPHSON, INC.


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Dated:  June 20, 2002
Santa Monica, California